Exhibit T3A-9

ARTICLES OF INCORPORATION

OF

RIATA OPERATING COMPANY

I, the undersigned natural person of the age of eighteen (18) years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE ONE

The name of the corporation is RIATA OPERATING COMPANY.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

> to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares at the par value of $1.00 each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND AND NO/100 DOLLARS ($1,000.00).

ARTICLE SIX

The address of its registered office is 3901 S. Bell, Amarillo, TX 79109, and the name of its registered agent at such address is AMY E. MITCHELL.

ARTICLE SEVEN

The number of initial directors is one (1), and the name and address of the director is:

Malone Mitchell, 3rd
3901 S. Bell
Amarillo, TX 79109

ARTICLE EIGHT

The name and address of the incorporator is:

Ken Greer, Jr.
421 W. Concho
San Angelo, Texas 76903

KEN GREER, JR., Incorporator

SWORN TO on August 4, 1993, by the above named incorporator.

SANDY GOLOVACH
Notary Public
STATE OF TEXAS
My Comm. Exp. 02/23/95

Sandy Golovach
Notary Public, State of Texas

CEB-CH

The State of Texas

Secretary of State

CERTIFICATE OF INCORPORATION

OF

RIATA OPERATING COMPANY
CHARTER NUMBER 01200538

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED AUG. 5, 1993
EFFECTIVE AUG. 5, 1993

John Hannah Jr
Secretary of State

FILED
In the Office of the
Secretary of State of Texas

JUN 0 9 1998

Corporations Section

AMENDMENT TO THE ARTICLES OF INCORPORATION OF RIATA OPERATING COMPANY

Pursuant to the provisions of § 4.04, Texas Business Corporation Act, the undersigned, as President of Riata Operating Company, a Texas corporation (the "Corporation"), hereby certifies that the Shareholders of the Corporation have adopted the following amendment to its Articles of Incorporation to be effective upon the filing of this amendment with the Secretary of State of Texas.

1. The name of the corporation is Riata Operating Company.

2. Article One of the Articles of Incorporation is amended to read as follows:
   The name of the corporation is ROC Gas Company.

3. The Shareholders of the Corporation adopted this amendment on the 7th day of May, 1998.

4. The number of shares outstanding, and the number of shares entitled to vote on this amendment is 100,000 shares.

5. The number of shares that voted for this amendment was 100,000 shares and the number of shares that voted against this amendment was 0 shares.

This amendment to the Articles of Incorporation of Riata Operating Company is executed on this 8th day of June, 1998.

RIATA OPERATING COMPANY
a Texas corporation

By: [signature]
M. Malone Mitchell, 3rd, President

G:\DATA\7622\00006\riata amendment articles.wpd

LC -AM(NC)

The State of Texas

Secretary of State

CERTIFICATE OF AMENDMENT

FOR

ROC GAS COMPANY

FORMERLY

RIATA OPERATING COMPANY
CHARTER NUMBER 01280538

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED JUNE 9, 1998

EFFECTIVE JUNE 9, 1998

Alberto R. Gonzales, Secretary of State

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Phil Wilson
Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT
OF

SANDRIDGE MIDSTREAM, INC.
128053800

[formerly: RIATA OPERATING COMPANY]

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 01/14/2008
Effective: 01/14/2008

Phil Wilson
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555
Prepared by: Dee Harris

Fax: (512) 463-5709
TID: 10070

Dial: 7-1-1 for Relay Services
Document: 199715910004

Form 404		
Secretary of State Box 13697 ., ..in, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $150	**Articles of Amendment** **Pursuant to Article 4.04** **Texas Business Corporation Act**	**Filed in the Office of the** **Secretary of State of Texas** **Filing #: 128053800 01/14/2008** **Document #: 199715910004** **Image Generated Electronically** **for Web Filing**

Article 1 - Name

The name of the corporation is:

ROC GAS COMPANY

The filing number issued to the corporation by the secretary of state is: **128053800**

Article 2 - Amended Name

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

SANDRIDGE MIDSTREAM, INC.

A letter of consent, if applicable, is attached.

Article 3 - Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas siness Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

☑ A. This document becomes effective when the document is filed by the secretary of state.

or

☐ B. This document becomes effective at a later date, which is not more than (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

V. BRUCE THOMPSON, SR., SR. VICE PRESIDENT

Signature of Authorized Officer

FILING OFFICE COPY

Form 404		
~~cretary of State ~~. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $150	Articles of Amendment Pursuant to Article 4.04 Texas Business Corporation Act	Filed in the Office of the Secretary of State of Texas Filing #: 128053800 01/16/2008 Document #: 200129650003 Image Generated Electronically for Web Filing

Article 1 - Name

The name of the corporation is:

SANDRIDGE MIDSTREAM, INC.

The filing number issued to the corporation by the secretary of state is: **128053800**

Article 2 - Amended Name

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

ROC GAS COMPANY

A letter of consent, if applicable, is attached.

Article 3 - Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas ısiness Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

☑A. This document becomes effective when the document is filed by the secretary of state.

or

☐B. This document becomes effective at a later date, which is not more than (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

V. BRUCE THOMPSON, SR., SR. VICE PRESIDENT

Signature of Authorized Officer

FILING OFFICE COPY

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Phil Wilson
Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT
OF

ROC GAS COMPANY
128053800

[formerly: SANDRIDGE MIDSTREAM, INC.]

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 01/16/2008
Effective: 01/16/2008

Phil Wilson
Secretary of State

Form 404		
'retary of State . Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $150	**Articles of Amendment Pursuant to Article 4.04 Texas Business Corporation Act**	**Filed in the Office of the Secretary of State of Texas Filing #: 128053800 03/10/2008 Document #: 207540800002 Image Generated Electronically for Web Filing**

Article 1 - Name

The name of the corporation is:

ROC GAS COMPANY

The filing number issued to the corporation by the secretary of state is: **128053800**

Article 2 - Amended Name

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

SandRidge Midstream, Inc.

A letter of consent, if applicable, is attached.

Article 3 - Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas "usiness Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

☑ A. This document becomes effective when the document is filed by the secretary of state.

or

☐ B. This document becomes effective at a later date, which is not more than (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

TOM L. WARD, PRESIDENT of SANDRIDGE ENERGY, INC., SOLE SHAREHOLDER

Signature of Authorized Officer

FILING OFFICE COPY

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Phil Wilson
Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT
OF

SandRidge Midstream, Inc.
128053800

[formerly: ROC GAS COMPANY]

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 03/10/2008
Effective: 03/10/2008

Phil Wilson
Secretary of State